Exhibit 23.2

Consent of PricewaterhouseCoopers LLP relating to MeadWestvaco Corporation’s financial statements.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Rome-Milan Holdings, Inc. of our report dated February 23, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in MeadWestvaco Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Richmond, Virginia

March 9, 2015